RAIT INVESTMENT TRUST ANNOUNCES FOURTH QUARTER AND FISCAL 2003 EARNINGS

PHILADELPHIA, PA - January 22, 2004 -

FOURTH QUARTER & FISCAL 2003 FINANCIAL HIGHLIGHTS

- Net income of $13.5 million for the three months ended December 31, 2003 represents a 15.4% increase over net income of $11.7 million for the three months ended December 31, 2002.

- Revenues of $21.4 million for the three months ended December 31, 2003 represents a 5.9% increase over revenues of $20.2 million for the three months ended December 31, 2002.

- Net income of $47.2 million for the year ended December 31, 2003 represents an 8.5% increase over the year ended December 31, 2002 net income of $43.5 million.

- Revenues of $78.6 million for the year ended December 31, 2003 represents a 6.6% increase over the year ended December 31, 2002 revenues of $73.7 million.

RAIT Investment Trust (RAIT) (NYSE: RAS), a company that provides specialized financing to the mid-sized commercial real estate market, reported that net income for the three months ended December 31, 2003 was $13.5 million, or $0.60 per common share diluted based on 22.6 million weighted average common shares diluted, as compared to $11.7 million, or $0.63 per common share diluted based on 18.6 million weighted average common shares diluted, for the three months ended December 31, 2002. Revenues for the three months ended December 31, 2003 were $21.4 million as compared to $20.2 million for the three months ended December 31, 2002.

Net income for year ended December 31, 2003 was $47.2 million, or $2.23 per common share diluted based on 21.2 million weighted average common shares diluted, as compared to $43.5 million, or $2.48 per common share diluted based on 17.5 million weighted average common shares diluted, for the year ended December 31, 2002. Revenues for the year ended December 31, 2003 were $78.6 million as compared to $73.7 million for the year ended December 31, 2002.

BALANCE SHEET SUMMARY

As of December 31, 2003, RAIT's total assets were $534.3 million (including $345.2 million of investments in real estate loans and $137.2 million of investments in real estate). As of December 31, 2002, RAIT's total assets were $438.9 million (including $258.9 million of investments in real estate loans and $139.5 million of investments in real estate). As of December 31, 2003, RAIT's indebtedness secured by real estate was $131.1 million and there was $23.9 million aggregate balance outstanding under RAIT's secured lines of credit. As of December 31, 2002, RAIT's indebtedness secured by real estate was $114.6 million and the aggregate amount outstanding under RAIT's secured lines of credit totaled $30.2 million. RAIT's total shareholders' equity was $363.4 million at December 31, 2003 and $277.6 million at December 31, 2002. Total common shares outstanding were 23,207,168 at December 31, 2003 and 18,803,471 at December 31, 2002.

DIVIDEND SUMMARY

On December 31, 2003, RAIT paid a fourth quarter dividend of $0.60 per share to shareholders of record on December 23, 2003. Including this fourth quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.51 per share during each of the past twenty-two quarters.

CONFERENCE CALL LIVE WEBCAST AND REPLAY INFORMATION

Interested parties can access the LIVE webcast of RAIT's Quarterly Earnings Conference Call at 11:00 AM EST on Friday, January 23, 2004 by clicking on the Webcast link on RAIT's homepage at www.raitinvestmenttrust.com. The webcast will be archived on the RAIT website for four weeks and can be accessed telephonically until midnight on Friday, January 30, 2004 by dialing 1-800-428-6051, access code 330623.

ABOUT RAIT INVESTMENT TRUST

RAIT, a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to private and corporate owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of RAIT's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statement, see RAIT's filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled "Risk Factors", the Form 10-K for the year ended December 31, 2002 and the most recent filed Quarterly Report on Form 10-Q. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT INVESTMENT TRUST CONTACT

Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

                              RAIT INVESTMENT TRUST
                                AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                               For the three months              For the year
                                                ended December 31,            ended December 31,
                                          ---------------------------     ---------------------------
                                            2003            2002            2003            2002
                                          -----------    ------------     -----------    ------------
REVENUES
Interest income                           $12,109,798    $  9,527,623     $39,738,324    $ 33,791,479
Rental income                               5,989,174       6,705,848      24,375,905      26,010,905
Fee income and other                        1,569,648         470,767       4,938,158       5,037,875
Investment income                           1,765,710         628,221       7,141,561       1,879,474
Gain on sale of loan                               --              --              --         947,974
Gain on sale of property interest                  --       2,850,645       2,372,220       2,850,645
Income from loan satisfaction                      --              --              --       3,181,670
                                          -----------    ------------     -----------    ------------
         Total revenues                    21,434,330      20,183,104      78,566,168      73,700,023

COSTS AND EXPENSES
Interest                                    2,358,022       2,514,734       8,711,251       9,302,458
Property operating expenses                 2,807,459       3,592,573      12,737,017      13,018,607
Salaries and related benefits                 941,429         748,400       3,504,098       2,410,261
General and administrative                    878,318         528,970       2,842,408       1,695,667
Depreciation and amortization                 962,000       1,036,982       3,628,815       3,710,246
                                          -----------    ------------     -----------    ------------
Total costs and expenses                    7,947,228       8,421,659      31,423,589      30,137,239
                                          -----------    ------------     -----------    ------------
Net income before minority interest        13,487,102      11,761,445      47,142,579      43,562,784
Minority interest                               6,422         (76,717)         34,542         (58,118)
                                          -----------    ------------     -----------    ------------
Net income                                $13,493,524    $ 11,684,728     $47,177,121    $ 43,504,666
                                          ===========    ============     ===========    ============

Net income before minority interest       $       .60    $        .63     $      2.24    $       2.50
Minority interest                                  --              --              --              --
                                          -----------    ------------     -----------    ------------
Net income per common share basic         $       .60    $        .63     $      2.24    $       2.50
                                          ===========    ============     ===========    ============

Weighted average common shares basic       22,479,110      18,516,998      21,043,308      17,433,260
                                          ===========    ============     ===========    ============

Net income before minority interest       $       .60    $        .63     $      2.23    $       2.48
Minority interest                                  --              --              --              --
                                          -----------    ------------     -----------    ------------
Net income per common share diluted       $       .60    $        .63     $      2.23    $       2.48
                                          ===========    ============     ===========    ============
Weighted average common shares diluted     22,644,625      18,629,317      21,190,169      17,538,959
                                          ===========    ============     ===========    ============